EXHIBIT 10.6

October 3rd, 2006

Subcontract: nexplore Subcontract with Dion Hinchcliffe/Hinchcliffe & Company
Modification 001

Attention: Kate Allen, Chief Operating Officer
Hinchcliffe & Company
1940 Duke Street 2nd Floor
Alexandria, VA 22314
1.877.446.2425

The purpose of this modification is to modify the partner organizations from Dion Hinchcliffe & Company, and to modify the compensation and benefits clause.

Body of Alteration

1)	The consulting contract shall be modified to reflect a change in the partner Organization from Dion Hinchcliffe to Hinchcliffe & Company. The following paragraph shall be modified to read:

The Subcontractor Agreement (the "Agreement") is entered into effective date of the 15th day of June, 2006 (the "Effective Date") (not withstanding the date of actual execution by and between Nexplore Technologies, Inc. ("Company") and Hinchcliffe & Company ("Subcontractor"). Company and Subcontractor are referred to individually as a "Party" and collectively as the "Parties" at times in this Agreement.
2)	The term "Subcontractor" shall replace the term "Consultant" throughout the Agreement document.

3)	Under Article III, Compensation and Benefits Clause, the compensation terms are revised to read:

ARTICLE III

COMPENSATION AND BENEFITS

Compensation: Effective October 3rd, for all services rendered by Subcontractor, Company agrees to pay Subcontract cash compensation of two hundred ($200) per hour plus the option to buy 175 shares of Company's stock for each hour of services.

End of Body of Alteration

Acceptance:

Except as hereby amended, all provisions of the Subcontract, including amendments thereto, shall remain unmodified and in full force and effect and shall apply in carrying out the provisions of this modification.

Each party acknowledges having read this entire Modification and with the full power and authority to execute this Modification and agrees to perform in accordance with the terms and conditions contained herein.

Subcontractor
NeXplore Technologies	Hinchcliffe & Company
2601 Technology Blvd.	1940 Duke Street,
Suite 208	2nd Floor
Frisco, TX 75034	Alexandria, VA 22314

/s/ Paul O. Williams	/s/ Kate Allen
By: Paul Williams	By: Kate Allen

Title: Chairman/CFO	Title: Chief Operating Officer

Date: 11-02-06	Date: 11-02-06